EXHIBIT 99.1

INRANGE Consulting Leader Elected by Zanett


NEW YORK--(BUSINESS WIRE)--August 23, 2004--Zanett Inc. ("Zanett") (NASDAQ:ZANE - News), today announced that Robert Wise has been elected CEO of its INRANGE Consulting Corporation (ICC) subsidiary by the Zanett Board of Directors. As the former leader of INRANGE Global Consulting, a business unit of Computer Network Technology Corporation (NASDAQ:CMNT - News), Mr. Wise was responsible for leading the strategic and operational initiatives of the consulting solutions organization throughout the United States.

WISE APPLAUDED BY STAFF, CLIENTS AND PARTNERS

According to Jack Rapport, CFO and Zanett Executive Committee member, "Rob Wise has the leadership qualities, skills, experience, and intimate familiarity with both our Cincinnati and Indianapolis-based operations needed to take over the CEO responsibilities, complete with the integration of the two organizations, and accelerate the company's growth and profitability. He has the support of the professional and administrative staffs of both organizations, and most importantly, our clients and technology partners. While we did not limit our search for a CEO to internal candidates, our custom has always been to promote from within. Among the many outstanding individuals available for this position, we were delighted to find the best leader in one of our own executives."

INRANGE CAPITALIZES ON THE POWER OF 1

In just under six months, Mr. Wise, Mr. Rapport and the other INRANGE Consulting Operating Committee members: Kenny Ecton, Julie George, Kevin Teder, Jennifer Turner, Kathy Unland and Vince Vickers, have successfully led the merger of the two acquired companies into one successful operation that has added significant value to the IT Commonwealth(TM).

The areas of success to date include:

- Leveraged marketing through cross-selling and the combination of professional talent, resulting in new client relationships, increased revenues and profitability;
- Cost reductions through the integration of back office functions in a centralized office;
- Resource-sharing among the professional and administrative staff;
- Recognition in the marketplace as one of the few companies that can offer solutions across the entire suite of PeopleSoft (NasdaqNM:PSFT) software applications.

BACKGROUND INFORMATION ON ROBERT WISE

Prior to joining Zanett and INRANGE Global Consulting, Mr. Wise served as President and COO of ONEX, Inc., the Indianapolis area's second fastest growing private company. In four years the company grew to $18 million in revenue.

Prior to his work at ONEX, Mr. Wise served as Director of the Indianapolis IT services division of a national staffing organization and helped lead his branch to National Branch of the Year honors for two successive years. Other managerial experiences include: data center application programming, database administration and leading teams of systems programmers for a national life insurance company. He previously served on the board of directors of Noble of Indiana, an organization established to serve individuals with disabilities.

Mr. Wise holds a bachelor's degree in business from Indiana Wesleyan University and an associate's degree in computer science from Danville Area Community College in Danville, IL. He is married and has two daughters.

About Zanett Inc. - www.zanettinc.com

Zanett is an information technology ("IT") holding company that through its operating subsidiaries provides specialized IT solutions to Fortune 500 caliber and middle market companies, and large Government agencies. Collectively, the operating companies are referred to as the IT
Commonwealth(TM).

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.